UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: December 3, 2009

SINOCOM PHARMACEUTICAL, INC

 (Exact name of registrant as specified in its charter)

Nevada	000-53213	26-1188540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3, 21/F, Far East Consortium Building 121 Des Voeux Road Central, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-852-2159-7863

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 3, 2009, Sinocom Pharmaceutical, Inc., a Nevada corporation (the “Company”), completed a private placement of its preferred equity securities in which the Company received $15 million in gross proceeds.  The private placement was completed pursuant to a Series A Preferred Stock Purchase Agreement, dated as of October 28, 2009 (the “Purchase Agreement”), by and among the Company, Mr. Chi Kwong Wan, Mr. Xuexiang Ai and Eastern Wealthy International Invest Limited, a British Virgin Islands limited company (collectively, the “Key Shareholders” and together with the Company, the “Company Parties”), DBS Nominees (Private) Limited, a limited private company incorporated in Singapore (the “Lead Investor”), and SEAVI Advent Equity V (A) Ltd, a limited private company incorporated in Singapore (the “Co-Investor” and together with the Lead Investor, the “Investors”).  Under the terms of the Purchase Agreement, the Company agreed to sell to the Investors (i) an aggregate of 15,847,099 of the Company’s newly designated and issued convertible, redeemable Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), which Series A Preferred Stock is initially convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) constituting 18.16% of the outstanding shares of Common Stock of the Company, determined on a fully-diluted basis.  The purchase price was $0.9465 for each share of Series A Preferred Stock.

The Purchase Agreement contains representations and warranties, covenants and indemnification provisions that are typical for private placements of preferred stock.  The Company Parties and the Investors have agreed to certain indemnification obligations under the Purchase Agreement.  The Company Parties have generally agreed to indemnify the Investors in respect of their warranties and covenants and in respect of certain potential liabilities, subject to various thresholds, caps and survival periods set forth in the Purchase Agreement.

As set out in the Company’s Certificate of Designation relating to the designations, number, voting powers, preferences and rights of Series A Preferred Stock (the “Certificate of Designations”) filed with the Secretary of State of the State of Nevada on December 1, 2009, the Series A Preferred Stock is redeemable at the option of a majority of the holders of Series A Preferred Stock at any time on or after December 3, 2010 or after the occurrence of certain redemption events.  The Series A Preferred Stock also has a liquidation preference per share equal to the original price per share thereof plus 10% per annum rate of return from the date of issuance of the applicable shares of Series A Preferred Stock, compounded quarterly, minus any previously declared and paid dividends thereon, and is subject to repurchase by the Company at the Investor’s election under certain circumstances, or following the consummation of certain fundamental transactions by the Company, at the option of a majority of the holders of the Series A Preferred Stock.  Pursuant to the Certificate of Designations, the Company may not enter into or effect certain transactions or corporate actions without the consent or approval of at least 75% of the holders of the Series A Preferred Stock.

Holders of Series A Preferred Stock will be entitled to receive cash dividends, which will accrue at the rate of 5.0% per annum for the twelve month period following the issue date and at the rate of 10.0% per annum for each twelve month period thereafter.  The Series A Preferred Stock ranks, with respect to dividend rights and rights upon liquidation, senior to the Company’s common stock.

The Certificate of Designations contains other terms and conditions, including conversion rights exercisable by the holders of the Series A Preferred Stock and anti-dilution provisions, that are typical for similar issuances of preferred stock.

In connection with the closing of the transactions contemplated by the Purchase Agreement, the parties to the Purchase Agreement entered into an Investors’ Rights Agreement dated as of December 3,

2009 (the “Investors’ Rights Agreement”).  Pursuant to the Investors’ Rights Agreement, the Company granted the Investors and certain significant shareholders of the Company a right of first offer with regards to the issuance of certain new securities the Company may, from time to time, propose to sell after the date of the Investors’ Rights Agreement.  The Investors’ Rights Agreement contains other covenants and transfer restrictions that are typical for similar rights agreements entered into in connection with similar private placements.

The Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors dated as of December 3, 2009, pursuant to which the Company agreed to register the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock (the “Registrable Securities”).  The Company is required to file a registration statement with the Securities and Exchange Commission (the “Commission”) no later than April 2, 2010.  The Company is obligated to cause the registration statement to be declared effective under the Securities Act of 1933, as amended, as soon as possible, but in any event within 180 days of December 3, 2009, subject to certain adjustments.  The Company will pay all expenses incurred in connection with filing such registration statement.

The Company also entered into a Voting Agreement (the “Voting Agreement”) with the Investors and the Key Shareholders dated as of December 3, 2009, pursuant to which, among other things, (i) the Lead Investor was granted the right to designate one member of the Company’s board of directors (such individual, the “Series A Director”) and (ii) the Co-Investor was granted the right to appoint an observer to the board of directors. The initial director designated by the Lead Investor is Stanley Leung.

On December 3, 2009, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with the Series A Director in connection with his election to the Board (as described further in Item 5.02 below), whereby the Company agreed to indemnify him, to the fullest extent permitted under Nevada law, against all expenses, judgments, costs, fines and amounts paid in settlement actually incurred by the Series A Director in connection with any civil, criminal, administrative or investigative action brought against the Series A Director by reason of his relationship with the Company.

In accordance with the terms of a Guarantee (the “Guarantee”), dated as of December 3, 2009, certain of the Company’s subsidiaries and the Key Shareholders (collectively, the “Guarantors”) guarantee the obligations of the Company and the Guarantors under the Purchase Agreement and the other transaction documents.

As of the date of the execution of the transaction documents, there were no material relationships between the Company or any of its affiliates and the Investors, other than in respect of the Purchase Agreement and the other transaction documents. As of the respective date of the execution of the Purchase Agreement and the other transaction documents, the Company and the Key Shareholders are related parties with Mr. Wan serving as the Company’s chairman of the board of directors and Mr. Ai serving as a director as well as the Company’s chief executive officer.  Together, the Key Shareholders hold a majority of the Company’s outstanding common stock.

The foregoing descriptions of, among other things, the terms of the Purchase Agreement, the Certificate of Designations, the Investors’ Rights Agreement, the Registration Rights Agreement, the Voting Agreement, the Guarantee and the Indemnification Agreement, do not purport to be complete and are qualified in their entirety by reference to the subject transaction documents which are filed as Exhibits to this report and are incorporated herein by reference.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference in its entirety.  The Series A Preferred Stock was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including Rule 506 of Regulation D.  The Company intends to file a registration statement covering the resale of the Registrable Securities issued to the Investors with the Commission, as described under Item 1.01 of this Current Report on Form 8-K.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 5.02 by reference in its entirety.  On December 3, 2009, the board of directors of the Company appointed Stanley Leung as a director of the Company.  Under the terms of the Series A Preferred Stock and the Voting Agreement, the Lead Investor has the right to designate, and the Investors and the Key Shareholders agree to vote to elect, one member of the Company’s board of directors.  Mr. Leung was the designee to be the initial Series A Director.

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference in its entirety.

On November 30, 2009, the Company filed its Amended and Restated Articles of Incorporation (the “Amended Articles”) with the Secretary of State of the State of Nevada. The Amended Articles provide, among other things, that all or any remaining shares of the Company’s preferred stock may be issued from time to time in one or more series, and vests authority in the Board of Directors of the Company, within the limitations and restrictions stated in Article III of the Amended Articles, to fix, in one or more series, for each such series such designations, powers, preferences and rights and such qualifications, limitations or restrictions thereof, as may be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issue of such series within the limitations set forth in the Nevada Revised Statutes.  Upon the filing of any such preferred stock designation, the Amended Articles are deemed to be amended to reflect the designations, powers, preferences and rights of such series.  The Amended Articles are filed herewith as Exhibit 3.3 and the description of the Amended Articles contained herein is qualified by reference to the terms of the Amended Articles.

Effective November 30, 2009, the Company adopted its Amended and Restated Bylaws (the “Amended Bylaws”).  The Amended Bylaws provide, among other things, that the minimum number of members of the board of directors be increased from one to four directors.  The Amended Bylaws are filed herewith as Exhibit 3.4 and the description of the Amended Bylaws contained herein is qualified by reference to the terms of the Amended Bylaws.

On December 1, 2009, in connection with the issuance to the Investors by the Company of the Series A Preferred Stock, the Company filed with the Secretary of State of the State of Nevada the Certificate of Designations to create the Series A Preferred Stock to be sold to the Investors under the Purchase Agreement.  The Certificate of Designations is filed herewith as Exhibit 4.1 and the description of the Certificate of Designations contained herein is qualified by reference to the terms of the Certificate of Designations.

The Amended Articles, Amended Bylaws and the Certificate of Designations were approved by the Company’s board of directors on October 28, 2009.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Number

Description

3.3

Amended and Restated Articles of Incorporation.

3.4

Amended and Restated Bylaws.

4.1

Certificate of Designations of Series A Preferred Stock.

10.1

Series A Preferred Stock Purchase Agreement dated as of October 28, 2009 (1).

10.2

Investors’ Rights Agreement dated as of December 3, 2009 by and among the Company, the Investors and the Key Shareholders.

10.3

Registration Rights Agreement dated as of December 3, 2009 by and among the Company and the Investors.

10.4

Voting Agreement dated as of December 3, 2009 by and among the Company, the Investors and the Key Shareholders.

10.5

Indemnification Agreement dated as of December 3, 2009 by and among the Company and the Series A Director.

10.6

Guarantee dated as of December 3, 2009 by and among the Guarantors and the Investors.

(1)

Filed as an exhibit to Registrant’s Current Report on Form 8-K filed October 30, 2009 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Sinocom Pharmaceutical, Inc (Registrant)

Date: December 8, 2009	/s/ Tuck Wing Pang, Chief Financial Officer